UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 4

TO

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 30, 2022 (November 17, 2021)

Commission File Number: 0-29923

Orbital Infrastructure Group, Inc.
(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

5444 Westheimer Road, Houston, Texas	77056
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OIG	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

This Amendment No. 4 to Current Report on Form 8-K amends the Current Report on Form 8-K filed on November 23, 2021, Amendment No. 1 to Current Report filed on December 14, 2021, Amendment No. 2  to Current Report on Form 8-K filed on April 4, 2022, and Amendment No. 3 to Current Report on Form 8-K filed on May 10, 2022 (the “Prior Filings”). The following is only a summary description and is qualified in its entirety by reference to the full text of such agreements filed as Exhibits hereto and in the Prior Filings. Capitalized terms used herein, but not otherwise defined, shall have the respective meanings ascribed thereto in the Exhibits hereto and in the Prior Filings. The terms of such Exhibits shall control in the event of any inconsistencies with the summary description set forth below.

Effective November 30, 2022, we entered into the following agreements and understandings with the FLP Sellers:

Section 3(ii) of the Modification Agreement is amended to amend the Restriction Period under the Tidal Lockup Letter and the Johnson Lockup Letter to be from the Closing on November 17, 2021 until April 1, 2023.

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description of Exhibit
99.1	Amendment to modification agreement among Orbital Infrastructure Group, Inc., Kurt A. Johnson Jr. and Tidal Power Group LLC
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 5th day of December, 2022.

Orbital Infrastructure Group, Inc.
(Registrant)

By:	/s/ William J. Clough
William J. Clough
Chief Legal Officer